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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We  consent to the incorporation by reference in this registration statement
of Foodbrands America, Inc. on Form S-3  (File No.        ) of our report  dated
January 6, 1996, on our audits of the financial statements of KPR Holdings, L.P. as of December 10, 1995 and December 31, 1994, and for the period ended December 10, 1995 and the fiscal years ended December 31, 1994 and January 1, 1994, which report is included in Foodbrands America, Inc.'s Form 8-K, as amended, dated February 28, 1996. We also consent to the reference to our firm under the heading "Experts," which is part of this registration statement.

                                          DELOITTE & TOUCH LLP

Fort Worth, Texas
March 22, 1996